                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                  NORTEK, INC.
                                  ------------
                (Name of Registrant as Specified In Its Charter)



                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

[LOGO]
NORTEK, INC. 50 KENNEDY PLAZA, PROVIDENCE, RHODE ISLAND 02903-2360 401-751-1600



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD MARCH 27, 1997

     The Annual Meeting of Stockholders of Nortek, Inc. (the "Company") will be held at the Company's Broan Mfg. Co., Inc. facility located at 926 West State Street, Hartford, Wisconsin, on March 27, 1997 at 11 o'clock a.m., local time, for the following purposes:

     1. To elect one director for a term expiring at the 2000 Annual Meeting of Stockholders.

     2. To consider the approval of the Company's 1997 Equity and Cash Incentive Plan.

     3. To consider the approval of the Company's 1997 Stock Option Plan for Directors.

     4. To consider the approval of an employment agreement between Richard L. Bready and the Company.

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on February 21, 1997 as the record date of the Annual Meeting to determine the stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. The Company's stock transfer books will not be closed prior to the Annual Meeting.

                                            By Order of the Board of Directors,

                                            KEVIN W. DONNELLY
                                            Secretary

Providence, Rhode Island
March 5, 1997

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM(S) OF PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE.

                                  NORTEK, INC.

                                50 KENNEDY PLAZA
                      PROVIDENCE, RHODE ISLAND 02903-2360

                                PROXY STATEMENT

     The enclosed form(s) of proxy and this Proxy Statement have been mailed to stockholders on or about March 5, 1997 in connection with the solicitation by the Board of Directors of Nortek, Inc. (the "Company") of proxies for use at its Annual Meeting of Stockholders to be held on March 27, 1997 or at any adjournment or postponement thereof.

     A copy of the Company's 1996 Annual Report to Stockholders, which includes the Annual Report on Form 10-K, is being mailed herewith to each stockholder entitled to vote at the meeting.

     As of February 21, 1997 the Company had outstanding 9,142,703 shares of Common Stock, $1.00 par value (the "Common Stock"), and 498,532 shares of Special Common Stock, $1.00 par value (the "Special Common Stock"). Holders of record at the close of business on February 21, 1997 are entitled to vote at the meeting or any adjournment thereof. Holders of shares of Common Stock are entitled to one vote for each share, and holders of shares of Special Common Stock are entitled to ten votes per share. With respect to the election of the director, holders of Common Stock shall be entitled to elect the one director and the holders of Special Common Stock shall have no voting rights with respect to such election. A plurality of votes properly cast by the holders of Common Stock will elect the director. Approval of the 1997 Equity and Cash Incentive Plan, the 1997 Stock Option Plan for Directors and the employment agreement with Richard L. Bready will each require the affirmative vote of a majority of the total votes of the outstanding shares of Common Stock and Special Common Stock represented at and entitled to vote at the meeting voting as a single class.

     It is the intention of the persons named as proxies to vote shares of Common Stock represented by duly executed proxies for the election of the nominee for director selected by the Board of Directors and to vote shares of Common Stock and Special Common Stock represented by duly executed proxies for the 1997 Equity and Cash Incentive Plan set forth as item 2, the 1997 Stock Option Plan for Directors set forth as item 3 and the employment agreement with Richard L. Bready set forth as item 4 unless authority to do so has been withheld or a contrary specification made. If any other business is properly brought before the Annual Meeting and on all matters incidental to the conduct of the meeting, the proxies will be voted in accordance with the discretion of the persons named as proxies. Any such proxy may be revoked by the stockholder at any time prior to the voting of the proxy by a written revocation received by the Secretary of the Company, by properly executing and delivering a later-dated proxy, or by attending the meeting, requesting return of the proxy and voting in person. Proxies will be tabulated by the Company's transfer agent, State Street Bank and Trust Company. Abstentions from voting will have no effect on the outcome of the election of directors, even though a person analyzing the results of the voting may interpret such a vote differently. Abstentions from voting on the 1997 Equity and Cash Incentive Plan, the 1997 Stock Option Plan for Directors and the employment agreement with Richard L. Bready are the equivalent of votes against the items while broker nonvotes will have no effect on the outcome.

1.  ELECTION OF DIRECTOR

     The By-laws of the Company provide that the Board of Directors shall consist of not less than three directors and that the number of directors at any time shall be the number of directors fixed by resolution of the Board of Directors. The Board of Directors has fixed the number of directors at five which is the current number of directors. The Board of Directors is divided into three classes, with each class to hold office for a term of three years. At the meeting, one director is to be elected for a term of three years expiring at the 2000 Annual Meeting and until his respective successor is elected and qualified. Holders of Common Stock, voting separately as a class, are entitled to elect 25% or the next highest whole number of directors to be elected at the Annual Meeting, which in this case constitutes one director. Richard J. Harris has been nominated to be elected by the holders of Common Stock voting separately as a class for a term of three years expiring at the 2000 Annual Meeting. THE BOARD RECOMMENDS A VOTE FOR THE NOMINEE.

     The nominee has agreed to serve as a director, if elected. If, at the time of the Annual Meeting, the nominee is unwilling or unable to serve (which is not currently anticipated), the Board may fix the number of directors at less than five, or the persons named as proxies may nominate and may vote for another person in their discretion. The By-laws require nominations of directors, other than by the Board of Directors, to be submitted to the Company's Chief Executive Officer or Secretary at least 30 days before the meeting and be accompanied by a petition signed by at least 100 stockholders of record, holding in the aggregate at least 1% of the capital stock entitled to vote, and by certain other information. No such nominations have been received by the Company.

     Presented below is information regarding the nominee for director as well as those directors continuing in office.

NOMINEE FOR THE BOARD OF DIRECTORS

      NOMINEE FOR TERM EXPIRING                                                         DIRECTOR
     AT THE 2000 ANNUAL MEETING                  PRINCIPAL OCCUPATION             AGE    SINCE
-------------------------------------  -----------------------------------------  ---   --------
Richard J. Harris....................  Vice President and Treasurer of the        60      1984
                                       Company
MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

        TERM EXPIRING AT THE
         1998 ANNUAL MEETING
-------------------------------------
Richard L. Bready....................  Chairman, President and Chief Executive    52      1976
                                       Officer of the Company
Phillip L. Cohen.....................  Financial Consultant; CPA                  65      1996

        TERM EXPIRING AT THE
         1999 ANNUAL MEETING
-------------------------------------
J. Peter Lyons.......................  President of The Lyons Company             62      1991
                                       (consulting services for employee
                                       insurance benefits)
William I. Kelly.....................  Director of Northeastern University        53      1996
                                       Graduate School of Professional
                                       Accounting

     Mr. Harris has been employed by the Company in his present capacities for more than the past five years. Mr. Bready has been Chairman and Chief Executive Officer of the Company for more than the past five years. He is also a director of Lehigh Group, Inc. and Initial Acquisition Corp. Mr. Cohen was a partner with the professional service firm Arthur Andersen LLP from 1965 until his retirement in June 1994 and has been a financial consultant since that date. Mr. Lyons, for more than the past five years, has been President of The Lyons Company which has designed benefit plans and provides insurance services to the Company. Mr. Kelly has been Director of the Graduate School of Professional Accounting of Northeastern University for more than the past five years. He is a director of Scituate Federal Savings Bank in Scituate, Massachusetts.

     The Board of Directors held six meetings during 1996. Each director attended more than 75% of the meetings and of the meetings of the committees of the Board on which he served. The Board of Directors has a standing Audit Committee, consisting of Messrs. Kelly (Chairman of the committee) and Cohen. The duties of the Audit Committee consist of reviewing with the Company's independent auditors and its management, the scope and results of the annual audit, the scope of other services provided by the Company's auditors, proposed changes in the Company's financial and accounting standards and principles, the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and making recommendations to the Board of Directors on the engagement of the independent auditors. During 1996 the Audit Committee held one meeting. The Stock Option Committee of the Board, consisting of Messrs. Cohen (Chairman of the committee) and Kelly, which is authorized to administer the Company's stock option plans, held one meeting in 1996. The Compensation Committee, comprised of Messrs. Kelly (Chairman of the committee) and Cohen has authority to implement changes in the compensation arrangements with the Chief Executive Officer and recommend changes in compensation arrangements for certain other executive officers. It held two meetings during 1996. The Board of Directors does not have a standing nominating committee. Directors who are not officers or employees of the Company or its subsidiaries receive directors' fees from the Company. The fees currently paid to such directors are $1,250 per month and $1,000 per meeting ($500 if a director participates by telephone). In addition, members of committees of the Board of Directors receive $750 per committee meeting ($250 if held in conjunction with a Board meeting or if a member participates by telephone). Committee chairmen receive an additional $1,500 per year. During 1996 Mr. Lyons as a member of a special committee of the Board received a fee of $7,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of equity securities of the Company by the Company's directors (including the nominee for director), by its executive officers named in the Summary Compensation Table, by its directors and executive officers as a group, and by those known by the Company to own beneficially more than 5% of its Common Stock or Special Common Stock, all as of February 21, 1997 except for the number of shares held by Gabelli Funds, Inc. as to which the date is January 30, 1997.

                                                     COMMON STOCK          SPECIAL COMMON STOCK
                                                -----------------------   -----------------------
                                                 AMOUNT AND                AMOUNT AND
                                                 NATURE OF                 NATURE OF
                                                 BENEFICIAL    PERCENT     BENEFICIAL    PERCENT
                   NAME(1)                      OWNERSHIP(2)   OF CLASS   OWNERSHIP(2)   OF CLASS
----------------------------------------------  ------------   --------   ------------   --------
Richard L. Bready(3)..........................      746,081       8.0        318,294       63.8
Phillip L. Cohen..............................           --                       --
Kevin W. Donnelly.............................       26,500         *             10          *
Almon C. Hall.................................       40,404         *            160          *
Richard J. Harris(3)..........................      302,256       3.3         50,106       10.1
William I. Kelly..............................           --                       --
J. Peter Lyons................................          140                       --
Kenneth J. Ortman.............................       33,875         *             --
All directors and executive officers as a
  group(3)(4).................................      922,456       9.8        322,307       64.7
Gabelli Funds, Inc.,
  One Corporate Center
  Rye, NY 10580...............................    1,697,300      18.6         20,965        4.2

---------------

  * Less than 1%

(1) The address of all such persons unless otherwise stated is c/o Nortek, Inc., 50 Kennedy Plaza, Providence, Rhode Island 02903-2360. Certain of the shares shown in the table are shares as to which the persons named in the table have the right to acquire beneficial ownership, as specified in

    Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934 as amended. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially held by them, subject to community property laws where applicable.

(2) Includes shares subject to currently exercisable options in the case of Messrs. Bready (150,000 shares of Common Stock), Hall (40,000 shares of Common Stock), Harris (45,400 shares of Common Stock), Ortman (26,900 shares of Common Stock) and Donnelly (14,747 shares of Common Stock). Does not include future rights to acquire shares upon the exercise of options in the case of Mr. Bready (275,000 shares of Special Common Stock).

(3) Various defined benefit pension plans of the Company and certain of its subsidiaries held approximately 2.6% of the outstanding Common Stock of the Company and 9.3% of the outstanding Special Common Stock at February 21, 1997. Under the provisions of the trust agreement governing the plans, the Company may instruct the trustee regarding the acquisition and disposition of plan assets and the voting of securities held by the trust. Accordingly, although the directors and officers disclaim beneficial ownership of such shares, the shares are included in the table as being beneficially owned by Messrs. Bready and Harris and are also included under shares held by directors and executive officers as a group.

(4) Includes 277,047 shares of Common Stock that directors and executive officers as a group have a right to acquire upon the exercise of currently exercisable options. Does not include future rights of executive officers to acquire shares upon exercise of options totalling 275,000 shares of Special Common Stock. Except as set forth in the above table, the Company knows of no persons who at February 21, 1997 beneficially owned more than 5% of the shares of Common Stock or Special Common Stock of the Company outstanding on that date.

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     The following graph compares the yearly percentage change for the last five years in the cumulative total shareholder return of the Company's Common Stock against the cumulative total return of the Russell 2000 Index and a group of peer companies which are listed below.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           AMONG THE COMPANY, A PEER GROUP AND THE RUSSELL 2000 INDEX

                     12/91     12/92     12/93     12/94     12/95     12/96

Nortek, Inc.          100       280       480       633       627       1067

Peer Group            100       119       157       116       155        164

Russell 2000          100       116       141       139       178        207


* $100 invested on 12/31/91 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.



The peer group companies are:

Armstrong World Industries, Inc.     The Stanley Works
Bird Corporation                     Maytag Corporation
Masco Corporation                    Fedders Corporation
Morgan Products Ltd.                 Whirlpool Corporation
Ply-Gem Industries, Inc.

REPORTS ON EXECUTIVE COMPENSATION

BOARD OF DIRECTORS

     The compensation of the Chief Executive Officer, Mr. Bready, has been governed by the terms of his employment agreement with the Company which was last amended in November 1990. The terms of the agreement are set forth in a footnote to the Summary Compensation Table. For the provisions of the proposed new employment agreement which is being presented to the stockholders for approval, see item 4. The Company's policy with respect to the compensation of executive officers, other than the Chief Executive Officer, is primarily based on the performance of the individual officer along with such other factors as compensation paid by competitors of the Company, local geographical factors, the terms of employment, salary surveys and the use of consultants when considered necessary. Bonuses for executive officers are awarded on a discretionary basis by the Chief Executive Officer based on individual goals derived from the responsibilities of the individual and which are determined, in part, on Company performance and to a greater extent on individual performance.

     The executive officers named in the Summary Compensation Table other than the Chief Executive Officer received salary increases in 1996 based on competitive salary analyses prepared by an outside consultant and individual performance of job goals and objectives. Bonuses awarded such executive officers for the year reflected the achievement of certain cash flow objectives, the operating performance of certain units and other factors.

     By the Board of Directors:

          Richard L. Bready                   William I. Kelly
          Phillip L. Cohen                    J. Peter Lyons
          Richard J. Harris

COMPENSATION COMMITTEE

     The Compensation Committee is authorized to approve changes in the compensation arrangement with the Chief Executive Officer and recommend changes with respect to certain other executive officers. Pursuant to his current employment agreement, Mr. Bready received $343,000 in non-discretionary incentive compensation for 1996 in excess of his basic salary. In addition, the Compensation Committee authorized payment of an additional discretionary cash bonus of $1,000,000. The discretionary portion of Mr. Bready's total compensation for 1996 was awarded to Mr. Bready in recognition of his performance as Chief Executive Officer and the performance of the Company as a whole, including but not limited to (i) a 24.9% increase in net sales as compared to 1995, (ii) a 46.7% increase in net earnings as compared to 1995, and
(iii) the successful integration with the Company of Rangaire, Inc., Venmar Ventilation inc. and Best S.p.A., each of which was acquired in late 1995.

     On February 26, 1997, the Compensation Committee approved an employment agreement between the Company and Mr. Bready summarized below in item 4, subject to stockholder approval (the "1998 Employment Agreement"). The purpose of the 1998 Employment Agreement is to advance the interests of the Company and its subsidiaries by assuring that they will have the benefit of the continued service and experience of Mr. Bready for a period of time and that there will be continuity of management of the Company in the event of any actual or threatened change of control of the Company. The Compensation Committee approved the 1998 Employment Agreement because it believes that the Agreement will help ensure that Mr. Bready's compensation will include incentives that may qualify for deduction by the Company in compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), although the Company reserves the right to grant compensation to Mr. Bready that would not be deductible to the Company as a result of the application of Section 162(m) of the Code.

     By the Compensation Committee:
            William I. Kelly              Phillip L. Cohen

STOCK OPTION COMMITTEE

     With respect to long-term incentive compensation, the Company believes that stock options are an additional incentive for executive officers and other selected key employees of the Company and its subsidiaries and upon whose efforts the Company is largely dependent for the successful conduct of its business. The award of stock options will encourage such persons to improve operations and increase profits and to accept employment with or remain in the employ of the Company or its subsidiaries. The Company's stock option plans are administered by the Stock Option Committee of the Board. In 1996 the Committee awarded options to Mr. Bready for 275,000 shares of Special Common Stock. In making the award, the Committee considered stock options grants previously made to him and exercised subjective judgment and discretion.

     By the Stock Option Committee:
            Phillip L. Cohen              William I. Kelly

INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Bready, President and Chief Executive Officer of the Company, is Chairman of the Board of Directors. Mr. Harris, Vice President and Treasurer of the Company, is also a director. As directors they participate in Board deliberations regarding executive compensation.

EXECUTIVE COMPENSATION

     The following table sets forth, on an accrual basis, information concerning the compensation for services to the Company and its subsidiaries for 1994, 1995 and 1996 of those persons who were, at December 31, 1996, the Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                       ------------
                                         ANNUAL COMPENSATION(1)         SECURITIES
                                     ------------------------------     UNDERLYING        ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR     SALARY       BONUS         OPTIONS       COMPENSATION(2)
-----------------------------------  ----    --------    ----------    ------------    ---------------
Richard L. Bready                    1996    $790,980    $1,343,000     275,000            $19,584
  Chairman, President,               1995     771,696     1,220,150       -0-               18,037
  and Chief Executive Officer(3)     1994     751,404       259,525       -0-               47,931
Almon C. Hall                        1996     248,062       225,000       -0-                  403
  Vice President, Controller and     1995     236,250       140,000       -0-                1,338
  Chief Accounting Officer           1994     225,000       157,500       -0-                1,168
Richard J. Harris                    1996     220,500       175,000       -0-                  264
  Vice President and                 1995     210,000       125,000       -0-                  877
  Treasurer                          1994     200,000       140,000       -0-                  766

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                       ------------
                                         ANNUAL COMPENSATION(1)         SECURITIES
                                     ------------------------------     UNDERLYING        ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR     SALARY       BONUS         OPTIONS       COMPENSATION(2)
-----------------------------------  ----    --------    ----------    ------------    ---------------
Kenneth J. Ortman                    1996     194,250        85,000       -0-                  -0-
  Senior Vice President --           1995     185,000        60,000       -0-                  -0-
  Group Operations                   1994     175,000        70,000       -0-                  -0-
Kevin W. Donnelly                    1996     185,000        85,000       -0-                  -0-
  Vice President, General            1995     165,000        65,000       -0-                  -0-
  Counsel and Secretary              1994     150,000        60,000       -0-                  -0-

---------------

(1) The aggregate amount of any compensation in the form of perquisites and other personal benefits paid in each of the years based on the Company's incremental cost, did not exceed the lesser of 10% of the executive officer's annual salary and bonus or $50,000.

(2) For 1996 for Mr. Bready, represents the economic benefit to Mr. Bready of the payment of premiums for split dollar life insurance by the Company pursuant to agreements between Mr. Bready and the Company, of which $6,002 represents the term life portion of the premiums and $12,442 represents the non-term portion. Pursuant to the split dollar life insurance agreements, the Company will be reimbursed for premiums that it pays on the split dollar life insurance policies upon the earlier of Mr. Bready's termination or death. In addition, $1,140 of the amount for Mr. Bready and the total amounts for the other executive officers are for premiums paid for additional amounts of term life insurance over those provided to other salaried employees.

(3) Mr. Bready's employment agreement with the Company provides for his employment as President and Chief Executive Officer through December 31, 1998 (to be replaced effective January 1, 1998 by the 1998 Employment Agreement if approved by the stockholders). As of November 1, 1990, his annual base salary was $650,000 with adjustments based upon increases in the cost of living. The agreement also provides for incentive compensation based upon the Company's annual consolidated pre-tax earnings as follows: 0.7% of the amount of such earnings up to $10,000,000, plus 1.05% of the amount of such earnings in excess of $10,000,000 and provides that discretionary bonuses may be awarded. For 1996, $343,000 of Mr. Bready's bonus was incentive compensation based on this formula. The employment agreement may be terminated at the election of Mr. Bready and in such event he is to be retained by the Company for five years as a consultant at an annual rate of 60% of his then current annual salary, plus incentive compensation. The Company may terminate the agreement at any time but in such event Mr. Bready would receive severance pay in an amount equal to 60% of his then current annual salary, plus incentive compensation, payable for five years following termination. If there has been a Change in Control of the Company (as defined in the agreement) within two years before or one year after his termination, then Mr. Bready may elect to accelerate the receipt of his severance pay. If he becomes disabled or dies while employed, the Company will pay to Mr. Bready or his estate an amount equal to 60% of his then current annual salary, plus incentive compensation for five years, or, if he was performing consulting services at the time, an amount equal to 60% of the consulting fee plus incentive compensation for the remainder of the consulting period. Mr. Bready is entitled to receive bonuses and to participate in any of the Company's corporate incentive and other benefit plans.

     The Company has established a severance plan for certain of its executive officers, including Messrs. Donnelly, Hall, Harris and Ortman. The plan provides that in consideration of each such employee's agreement not to voluntarily terminate his employment if there is an attempted Change in Control (as that term is defined in the plan) of the Company, if such an employee is terminated within the 24-month period following a Change in Control (including termination by reason of a material adverse change in the terms of employment as provided in the plan), such employee will be entitled to severance pay for a period of 24 months following such termination at a rate equal to his base salary plus bonus or incentive compensation (at the highest rate in the previous three years) and to continued medical, life insurance and other benefits for such 24-month period (or payment of an amount equal to the cost of providing such benefits). If a Change in Control were to have occurred as of February 1, 1997, and the above-named executive officers were terminated as of such date, they would have been entitled to receive, over the next succeeding 24-month period, an aggregate of approximately $2,828,000. Mr. Ortman is entitled to a minimum of 15 months severance pay if his employment is terminated without cause.

STOCK OPTIONS

     The following table provides information regarding stock options granted to named executive officers in 1996. Mr. Bready's options for Special Common Stock are exercisable in full two years after the date of grant, May 8, 1996.

                              OPTION GRANT IN 1996

                                                  % OF TOTAL
                               NO. OF SHARES       OPTIONS
                                UNDERLYING        GRANTED TO
                                  OPTIONS        EMPLOYEES IN     EXERCISE     EXPIRATION        GRANT DATE
            NAME                  GRANTED            1996          PRICE          DATE        PRESENT VALUE(1)
-----------------------------  -------------     ------------     --------     ----------     ----------------
Richard L. Bready............     275,000             100%         $14.75        5/8/06          $1,691,250

---------------

(1) Based on Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 7%, expected life of 5 years, expected volatility of 33% and dividend yield of 0%.

     The following table contains information with respect to the value realized (market value less exercise price) of options exercised in 1996 by those executive officers listed in the Summary Compensation Table and the value of their unexercised options at year-end.

         AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

                                                                                                        VALUE OF UNEXERCISED
                                                                          NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                         SHARES                            OPTIONS AT YEAR-END               AT YEAR-END
                                        ACQUIRED                       ---------------------------   ---------------------------
                NAME                  ON EXERCISE    VALUE REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------- ------------   ---------------   -----------   -------------   -----------   -------------
Richard L. Bready....................    37,500(1)      $ 339,063         150,000       275,000(1)   $1,687,500     $ 1,443,750
Almon C. Hall........................     8,000            88,000          40,000        --             450,000         --
Richard J. Harris....................     4,700            74,613          45,400        --             542,475         --
Kenneth J. Ortman....................     6,000           102,750          26,900        --             372,538         --
Kevin W. Donnelly....................     1,500            26,063          25,000        --             281,250         --

---------------

(1) Shares of Special Common Stock; all other information relates to Common
Stock.

PENSION PLAN

     As of December 31, 1995 the Company's qualified pension plan (the "Pension Plan") was frozen and no increases in benefits will occur as a result of increases in service or compensation. The benefit payable to a participant at normal retirement equals the accrued benefit as of December 31, 1995. The headquarters employees are effected by this change. The vested annual retirement benefits payable under the Pension Plan at age 65 as a straight-life annuity to the executive officers listed in the Summary Compensation Table are as follows: Mr. Bready $116,663, Mr. Hall $60,304, Mr. Harris $78,286, Mr. Ortman $19,966 and Mr. Donnelly $17,343.

     In part to compensate certain officers for the effect of the limitations under the Code and the freezing of the Pension Plan, the Company adopted, effective January 1, 1996 (for Mr. Bready effective January 1, 1997), the Nortek, Inc. Supplemental Executive Retirement Plan, a non-qualified plan. Under this plan, Messrs. Bready, Hall and Harris will be entitled to receive, at age 65, annual supplemental pension payments equal to fifty percent (50%) (sixty percent (60%) for Mr. Bready) of their highest consecutive five-year average compensation (all compensation reported on the employee's Form W-2) less the amounts to which they are entitled under the Pension Plan. Messrs. Ortman and Donnelly will be entitled to receive, at age 65 subject to the completion of 10 years of service, annual supplemental pension payments equal to thirty percent (30%) of their highest consecutive five-year average compensation, less the amounts to which they are entitled under the Pension Plan. Messrs. Ortman and Donnelly currently have 7 and 9 years of service respectively for purposes of the Supplemental Executive Retirement Plan.

     The Company provides deferred compensation benefits for Messrs. Bready, Hall and Harris. The agreements provide for 180 monthly payments beginning at age 65, although in the Company's discretion the employee may receive reduced benefits upon retirement as early as age 60. Benefits are subject to forfeiture (except in the case of Mr. Bready) in the event employment terminates for any reason prior to age 60. Benefits are also subject to forfeiture in the event that the employee engages in competitive activity. Monthly payments to Messrs. Bready, Hall and Harris respectively, will, assuming retirement at age 65, be $5,050, $1,833 and $1,833.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Investment in Ecological Engineering Associates Limited
Partnership. Ecological Engineering Associates Limited Partnership (EEA) is engaged in the design and operation of wastewater-treatment systems. Dennis J. McGillicuddy, D. Stevens McVoy and Barry Silverstein, former directors of the Company who were directors during part of 1996, are directors and the only stockholders of Environmental Engineering Inc. (EEI), which is the general partner of EEA. The Company has made an investment in EEA of $1,554,375 through January 1997 in the form of a note with interest accruing at 2% over prime compounded annually and has agreed to invest up to an additional $25,000 during the first six months of 1997 contingent on EEI matching such investment. The note, secured by a first lien on the partnership assets, matures on January 8, 1998. The Company also receives, in connection with its investment, warrants to acquire limited partnership units proportionate to all debt and equity investments made by other investors in EEA.

     Purchase of Shares by the Company. In November 1995 the Company announced the commencement of a stock repurchase program. Since then and through December 31, 1996 approximately 2,400,000 shares of Common Stock were acquired by the Company, including the purchase of 1,189,809 shares on April 26, 1996 at a price of $17 per share from Messrs. McGillicuddy, McVoy and Silverstein who then resigned as directors. The repurchase from the former directors was approved by the Board of Directors and by a committee of independent directors after receiving investment advice from independent financial advisors as to the fairness of the repurchase. The purchase of such shares was accretive as to earnings. If all of these shares had been purchased as of January 1, 1995, fully diluted earnings per share for 1995 would have been $.18 higher then reported for 1995 and $.09 higher than reported for 1996. With respect to the shares purchased from the former directors, the advice of the independent financial advisor was that the price paid was less than the Company would pay in acquiring that number of shares from non-affiliates of the Company.

     Insurance Commissions Payable to Director. J. Peter Lyons, a director, is an executive officer and 50% owner of L&M Insurance Agency, Inc., which received in 1996 or will receive in 1997 a total of $255,460 in commissions on insurance premiums paid by the Company.

2.  APPROVAL OF THE 1997 EQUITY AND CASH INCENTIVE PLAN

     On February 26, 1997, the Company's Board of Directors approved, subject to stockholder approval, the 1997 Equity and Cash Incentive Plan (the "1997 Incentive Plan"), and the issuance of 450,000 shares of the Company's Common Stock or Special Common Stock pursuant to awards thereunder.

     The purpose of the 1997 Incentive Plan is to advance the interests of the Company and its subsidiaries by enhancing their ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries, and to reward participants for such contributions through ownership of shares of the Company's Common Stock or Special Common Stock (together, the "Stock") and cash incentives. The Plan is intended to accomplish these goals by enabling the Company to grant awards in the form of options, stock appreciation rights, restricted stock, unrestricted stock or deferred stock, or performance awards, or combinations thereof, all as more fully described below.

GENERAL

     The 1997 Incentive Plan will be administered by a committee of the Board of Directors designated for such purposes consisting of at least two directors (the "Stock Option Committee"). During such times as the Company's Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), all members of the Stock Option Committee will be "non-employee directors" within the meaning of Rule 16b-3 promulgated under the 1934 Act and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code. Under the 1997 Incentive Plan, the Stock Option Committee may grant stock options, stock appreciation rights, restricted stock, unrestricted stock, deferred stock, and performance awards (in cash or stock), or combinations thereof, and may waive the terms and conditions of any award. A total of 450,000 shares of Stock are reserved for issuance under the 1997 Incentive Plan. Awards under the 1997 Incentive Plan may also include provision for the payment of dividend equivalents with respect to shares subject to awards. Employees of the Company and its subsidiaries and other persons or entities who are in a position to make a significant contribution to the success of the Company are eligible to receive awards under the 1997 Incentive Plan.

     Section 162(m) of the Code places annual limitations on the deductibility by public companies of compensation in excess of $1,000,000 paid to each of the chief executive officer and the other four most highly compensated officers, unless, among other things, the compensation is performance-based. For compensation attributable to stock options and stock appreciation rights to qualify as performance-based, the plan under which they are granted must state a maximum number of shares with respect to which options and rights may be granted to an individual during a specified period and must be approved by the company's stockholders. To comply with these requirements, the 1997 Incentive Plan provides that the maximum number of shares as to which awards may be granted to any participant in any one calendar year is 250,000, and the 1997 Incentive Plan is being submitted for stockholder approval.

     Stock Options. The exercise price of an incentive stock option ("ISO") granted under the 1997 Incentive Plan or an option intended to qualify as performance-based compensation under Section 162(m) of the Code shall not be less than 100% of the fair market value of the Stock at the time of grant. The exercise price of a non-ISO granted under the 1997 Incentive Plan is determined by the Stock Option Committee. Options granted under the 1997 Incentive Plan will expire and terminate 10 years from the date of grant. The exercise price may be paid in cash or check acceptable to the Company. Subject to certain additional limitations, the Stock Option Committee may also permit the exercise price to be paid by tendering shares of

Stock, by delivery to the Company an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or a combination of the foregoing.

     Stock Appreciation Rights (SARs). Stock appreciation rights ("SARs") may be granted either alone or in tandem with stock option grants. Each SAR entitles the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Stock Option Committee) determined in whole or in part by reference to appreciation in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Stock Option Committee. If an SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa.

     Stock Awards; Deferred Stock. The 1997 Incentive Plan provides for awards of nontransferable shares of restricted Stock subject to forfeiture ("Restricted Stock"), as well as unrestricted shares of Stock. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period and the satisfaction of any other conditions or restrictions established by the Stock Option Committee. Except as the Stock Option Committee may otherwise determine, if a participant dies or ceases to be an employee or ceases to continue the consulting or other similar relationship engaged in by such participant with the Company for any reason during the restricted period, the Company may purchase the shares of Restricted Stock subject to certain restrictions and conditions. Other awards under the 1997 Incentive Plan may also be settled with Restricted Stock. The 1997 Incentive Plan also provides for deferred grants entitling the recipient to receive shares of Stock in the future at such times and on such conditions as the Stock Option Committee may specify.

     Performance Awards. The 1997 Incentive Plan provides for performance awards entitling the recipient to receive cash or Stock following the attainment of performance goals determined by the Stock Option Committee. Performance conditions and provisions for deferred stock may also be attached to other awards under the 1997 Incentive Plan. In the case of any performance award intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Code (an "Exempt Award"), the Committee will in writing pre-establish specific performance goals that are based upon any one or more operational, result or event-specific goals. The maximum Exempt Award payable to an individual in respect of any performance goal for any year cannot exceed $2,500,000. Payment of performance awards based upon a performance goal for calendar years 2003 and thereafter is conditioned upon re-approval by the Company's stockholders no later than the first meeting of stockholders in 2002.

     Termination. Except as otherwise provided by the Stock Option Committee, if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant's executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less). Options and SARs not exercisable at a participant's death terminate. Outstanding awards of Restricted Stock must be transferred to the Company upon a participant's death, and deferred stock grants, performance awards and supplemental awards to which a participant is not irrevocably entitled will be forfeited unless otherwise provided. In the case of termination for reasons other than death, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), shares of Restricted Stock must be resold to the Company, and other awards terminate, except as otherwise provided.

     In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated, all outstanding awards will terminate. The Stock Option Committee may, however, in its discretion cause unvested awards to vest or become exercisable, remove performance or other conditions on the exercise of or vested right to an award, or in certain circumstances provide for replacement awards.

     Amendment. The Stock Option Committee may amend the 1997 Incentive Plan or any outstanding award at any time, provided that no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the 1997 Incentive Plan to continue to qualify for the award of ISOs under section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code.

NEW PLAN BENEFIT

     The future benefits or amounts that would be received under the 1997 Incentive Plan by the executive officers, the non-executive officer directors and the non-executive officer employees are discretionary and are therefore not determinable at this time.

FEDERAL TAX EFFECTS

     The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the 1997 Incentive Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 1997 Incentive Plan, nor does it cover state, local or non-U.S. taxes.

     Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

     Nonstatutory (Non-ISO) Options. In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

     In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a non-ISO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

     Under the so-called "golden parachute" provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the 1997 Incentive Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE 1997 EQUITY AND CASH INCENTIVE PLAN.

     Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR approval of the 1997 Incentive Plan, authorizing the adoption of the plan by the Company, with 450,000 shares reserved for issuance under the terms of the plan.

3.  APPROVAL OF THE 1997 STOCK OPTION PLAN FOR DIRECTORS

     On February 26, 1997, the Company's Board of Directors approved, subject to stockholder approval, the 1997 Stock Option Plan for Directors (the "1997 Directors' Plan"), and the issuance of 30,000 shares of Stock pursuant to awards thereunder. The purpose of the 1997 Directors' Plan is to advance the interests of the Company by enhancing the ability of the Company to attract and retain directors who are in a position to make significant contributions to the success of the Company, and to reward directors for such contributions through ownership of shares of Stock, all as more fully described below.

GENERAL

     Under the 1997 Directors' Plan, the Stock Option Committee of the Board of Directors may grant non-ISO stock options to those directors who are not employees of the Company or its subsidiaries ("Eligible Directors"). A total of 30,000 shares are reserved for issuance under the 1997 Directors' Plan, which will be administered by the Stock Option Committee. Options granted under the 1997 Directors' Plan will expire and terminate 10 years from the date of grant.

     Formula and Discretionary Options. Eligible Directors who are directors on the date of stockholder approval of the Plan will be awarded options to purchase up to 200 shares of Stock. Thereafter, each newly elected Eligible Director will be awarded options to purchase up to 200 shares of Stock on the date of his or her first election. In addition, as of the close of business on the day of the final adjournment of each annual meeting of stockholders of the Company commencing with the 1998 annual meeting, each Eligible Director (other than an Eligible Director first elected as a director at such meeting) will be awarded an option covering 200 shares of Stock. The Stock Option Committee may also award options to purchase shares of Stock to Eligible Directors on such terms as it may determine and as are not inconsistent with the 1997 Directors' Plan. Unless otherwise determined by the Stock Option Committee, options are transferable at any time by a director.

     Exercise of Options. The exercise price of each formula option may not be less than the fair market value per share of the Stock at the time of the grant. The exercise price of each discretionary option shall be as determined by the Stock Option Committee. Each formula option will become exercisable in increments of one half of the shares covered thereby on each of the first and second anniversaries of the grant. Each discretionary option will become exercisable at such time or times as the Stock Option Committee determines. Stock purchased under the 1997 Directors' Plan may be paid for in cash or by check, through the delivery of shares of Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price, or by a combination of cash and Stock.

     Termination. If an Eligible Director dies, options exercisable immediately prior to death may be exercised by the director's executor, administrator or transferee during a period of three years following such death (or for the remainder of their original term, if less). Unless the Stock Option Committee or the Board of Directors specifies otherwise, in the case of termination by reasons other than death, all options that are not then exercisable terminate and options that are exercisable on the date of termination shall continue to be exercisable for six months (or for the remainder of their original term, if less).

     Amendment. The Stock Option Committee may amend the 1997 Directors' Plan at any time, provided that no such amendment shall, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the 1997 Directors' Plan; (b) increase the number of options to be granted to Eligible Directors; (c) amend the definition of Eligible Directors so as to enlarge the group of directors eligible to receive options under the 1997 Directors' Plan; or (d) reduce the price at which options may be granted other than as permitted in the 1997 Directors' Plan.

FEDERAL TAX EFFECTS

     For federal income tax purposes, options under the 1997 Directors' Plan are treated as non-ISO options. For a discussion of the federal income tax consequences of the issuance and exercise of such options, see "Federal Tax Effects" in item 2 above.

NEW PLAN BENEFITS

     To the extent that they are determinable, the future benefits or amount that will be received under the 1997 Directors' Plan if the 1997 Directors' Plan is approved by the Company's stockholders are set forth in the following table.

                                                                        SHARES SUBJECT
                                NAME OF DIRECTOR                        TO OPTIONS(1)
          ------------------------------------------------------------  --------------
          Phillip L. Cohen............................................        200
          J. Peter Lyons..............................................        200
          William I. Kelly............................................        200
          All Eligible Directors as a Group...........................        600

---------------

(1) The exercise price of the options will be the fair market value per share of the Stock at the time of grant.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE 1997 STOCK OPTION PLAN FOR DIRECTORS.

     Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR approval of the 1997 Directors' Plan, authorizing the adoption of the plan by the Company, with 30,000 shares reserved for issuance under the terms of the plan.

4.  APPROVAL OF EMPLOYMENT AGREEMENT FOR RICHARD L. BREADY

     On February 26, 1997, the Compensation Committee of the Company's Board of Directors approved a new Employment Agreement between the Company and its Chief Executive Officer, Richard L. Bready (the "1998 Employment Agreement"), subject to stockholder approval. The purpose of the 1998 Employment Agreement is to advance the interests of the Company and its subsidiaries by assuring that they will have the benefit of the continued service and experience of Mr. Bready for a period of time, and that there will be continuity of management of the Company in the event of any actual or threatened change of control of the Company, all as more fully described below.

GENERAL

     The 1998 Employment Agreement was approved by the Compensation Committee with a view to having Mr. Bready's compensation qualify, to the maximum extent possible, for deductibility by the Company in compliance with Section 162(m) of the Code. Section 162(m) of the Code places limitations on the deductibility by public companies of compensation in excess of $1,000,000 paid to each of the chief executive officer and the other four most highly compensated officers, unless, among other things, the compensation is performance-based and is approved by the stockholders. The Company reserves the right to grant compensation to Mr. Bready that would not be deductible as a result of the application of Section 162(m) of the Code.

     Effectiveness; Term. The 1998 Employment Agreement provides for the employment of Mr. Bready as chairman and chief executive officer of the Company from January 1, 1998 to January 1, 2003, and at the end of each year is extended for an additional year until either party gives notice that Mr. Bready's employment is not to be further extended (the "Employment Period"). The 1998 Employment Agreement further provides that if any Person (as defined in the 1998 Employment Agreement) begins a tender or exchange offer, solicits proxies or takes other actions to effect a Change of Control (as defined in the 1998 Employment Agreement) of the Company, Mr. Bready will not voluntarily terminate his employment until such Person has abandoned or terminated such efforts or until a Change of Control has occurred. Prior to January 1, 1998, Mr. Bready will continue to be employed by the Company pursuant to an employment agreement dated January 1, 1984, as amended. See Footnote 3 to the "Summary Compensation Table".

     Compensation. During the Employment Period, Mr. Bready will receive a basic annual salary of not less than $825,000, subject to increases based upon increases in the Consumer Price Index (the "Basic Salary"). In addition to his Basic Salary, Mr. Bready will be entitled to receive incentive compensation either in cash or stock or some combination thereof (the "Incentive Compensation"), as follows: (i) 1% of the Company's consolidated Earnings Before Taxes (as defined in the 1998 Employment Agreement) up to $10,000,000, (ii) 2% of the Company's consolidated Earnings Before Taxes from $10,000,000 up to $15,000,000, (iii) 3% of the Company's consolidated Earnings Before Taxes from $15,000,000 up to $20,000,000, and (iv) 4% of the Company's consolidated Earnings Before Taxes in excess of $20,000,000, subject to a maximum in any one year of two and one-half times the Basic Salary. In addition, the Company has made a ten-year loan to Mr. Bready of $3,000,000, repayable annually in equal installments of principal of $300,000, plus accrued interest. If the 1998 Employment Agreement is approved by the stockholders and if Mr. Bready is an employee of the Company on the date an installment is due, or is then subject to certain noncompetition covenants, and the Company had Operating Earnings (as defined in the 1998 Employment Agreement) of $35,000,000 or more for the prior year, such installment of principal and interest will be forgiven. All remaining installments will be forgiven if the Company terminates Mr. Bready without cause (as defined in the 1998 Employment Agreement), if Mr. Bready terminates the Employment Period for "good reason" (as defined in the 1998 Employment Agreement), or if Mr. Bready dies or is disabled during the Employment Period.

     Participation in Other Plans. Mr. Bready will be eligible to participate in any deferred compensation, supplemental executive retirement, pension or other benefit plan in which executive personnel of the Company are eligible to participate and shall be eligible for discretionary bonuses. In addition, Mr. Bready will be entitled to receive all other benefits or participate in any employee benefit plans generally available to executive personnel of the Company.

     Termination. The 1998 Employment Agreement may be voluntarily terminated at any time by Mr. Bready. In the case of such a voluntary termination, Mr. Bready may not compete with the Company for a period of five years from the date of such termination (the "Noncompete Period"). Mr. Bready's agreement not to compete with the Company during the Noncompete Period is limited to prohibiting Mr. Bready from owning a greater than 5% equity interest in, serving as a director, officer, employee or partner of, or being a consultant to or co-venturer with any business enterprise or activity that competes in North America with any line of business conducted by the Company or any of its subsidiaries at the termination of the Employment Period and accounting for more than 5% of the Company's gross revenues. During the Noncompete Period, Mr. Bready will be prohibited among other things from hiring or attempting to hire any person employed by the Company or any of its subsidiaries during the 24 month period prior to the termination of the Employment Period. In consideration of Mr. Bready's agreement not to compete for such period, the Company will pay Mr. Bready a fee at the annual rate of (i) 60 percent of the Basic Salary at the date of such termination, plus (ii) 60 percent of the greater of (a) the average of the Incentive Compensation earned for the preceding three calendar years or
(b) the Incentive Compensation that would have been payable to Mr. Bready for the year in which the Noncompete Period begins if the Employment Period had not terminated. In the event of a Change of Control during the period beginning 12 months prior to the commencement of the Noncompete Period or at any time during the Noncompete Period, Mr. Bready may elect to be paid in cash an amount equal to the balance of the fee payable if the Noncompete Period had continued for its maximum five-year term, with Incentive Compensation for the purpose of such payment to be calculated on the basis of the average of Incentive Compensation earned for the preceding three calendar years.

     The Company may terminate Mr. Bready at any time, but if termination is other than for "cause" (as defined in the 1998 Employment Agreement), or if Mr. Bready terminates the 1998 Employment Agreement for "good reason" (as defined in the 1998 Employment Agreement), the Company will be obligated to pay Mr. Bready for a period of five years an amount for each year equal to (i) 70 percent of the Basic Salary as of the date of such termination, plus (ii) 70 percent of the greater of (a) the average of the Incentive Compensation earned for the preceding three calendar years or (b) the Incentive Compensation that would have been payable to Mr. Bready for the year in which termination occurs if the Employment Period had not terminated. If a Change of Control occurs within the 24 months preceding such a termination of the Employment Period or during the 12 months following such a termination of the Employment Period, Mr. Bready may elect to be paid in cash an amount equal to the balance of severance pay, with Incentive Compensation for the purpose of such payment to be calculated on the basis of the average of the Incentive Compensation for the preceding three calendar years. In the event of such a termination of the Employment Period, Mr. Bready will continue for a period of 60 months after termination of the Employment Period to be covered at the expense of the Company by the same or equivalent hospital, medical, accident, disability and life insurance coverages as he was covered immediately prior to termination of the Employment Period.

     If Mr. Bready becomes disabled or dies during the Employment Period or the Noncompete Period, his estate or designated beneficiary will be entitled to receive from the Company: (i) in the case of such a termination of the Employment Period, for a period of five years an amount equal to 60 percent of the Basic Salary as of the date of his death, plus 60 percent of the greater of
(a) the average of the Incentive Compensation earned for the preceding three calendar years or (b) the Incentive Compensation that would have been payable to Mr. Bready if the Employment Period had not terminated, or (ii) in the case of such a termination of the Noncompete Period, for the remainder of the Noncompete Period, an amount equal to the annual fee payable to Mr. Bready at the date of such termination.

     Split Dollar Insurance. The Company and Mr. Bready or a trust established by him have entered into certain split dollar life insurance agreements (the "Insurance Agreements"). In the event of a Change of Control during the Employment Period or the Noncompete Period, the Company agrees not to terminate any of the Insurance Agreements until the Employment Period or the Noncompete Period, as the case may be, would have terminated, provided that in such event the Company's obligation to pay premiums pursuant to the Insurance Agreements will be limited to applying the cash value of the policies (including accumulated dividends and the value of any paid-up additions) to premium payments. If in such event such cash value is insufficient to pay all required premiums, the Company will consult with Mr. Bready and apply cash value to payment of premiums as directed by Mr. Bready. As to policies where such premiums are not to be paid by the application of cash value, at the election of Mr. Bready, the Company will either permit Mr. Bready to pay premiums to the extent not paid from the application of cash value or transfer such policies to Mr. Bready, conditioned upon Mr. Bready's executing any additional instruments reasonably necessary to preserve the Company's rights under the Insurance Agreements.

     Tax Provisions. If it is determined that any benefit provided by the Company to Mr. Bready will be subject to the excise tax imposed by Section 4999 of the Code, the Company will make an additional lump-sum payment to Mr. Bready sufficient, after giving effect to all federal, state and other taxes and charges with respect to such payment, to make Mr. Bready whole for all taxes imposed under or as a result of Section 4999.

     Indemnification. The Company agrees to pay all costs and expenses incurred by Mr. Bready in connection with the enforcement of the 1998 Employment Agreement and will indemnify and hold harmless Mr. Bready from and against any damages, liabilities and expenses (including without limitation fees and expenses of counsel) incurred by Mr. Bready in connection with any litigation or threatened litigation, including any regulatory proceedings, arising out of the making, performance or enforcement of the 1998 Employment Agreement or termination of the Employment Period.

NEW PLAN BENEFITS

     Other than the payment of the Basic Salary (as adjusted for any increase in the Consumer Price Index) if the Employment Period continues through the end of 1998, the future benefits or amount that would be received by Mr. Bready under the 1998 Employment Agreement are based on operating results that may or may not be attained, and, as such, are not determinable at this time. If the 1998 Employment Agreement had been in effect for the year ended December 31, 1996, in addition to the Basic Salary, Mr. Bready would have received Incentive Compensation (including loan forgiveness) of $1,305,930.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE 1998 EMPLOYMENT AGREEMENT.

     Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR approval of the 1998 Employment Agreement, authorizing the performance of the 1998 Employment Agreement by the Company.

                                 AUDIT MATTERS

     The Board of Directors has selected Arthur Andersen LLP, auditors of the Company in 1996, to continue in that capacity for 1997. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     In order for any proposal that a stockholder intends to present at the 1998 Annual Meeting of Stockholders of the Company to be eligible for inclusion in the Company's proxy material for that meeting, it must be received by the Secretary of the Company at the Company's offices in Providence, Rhode Island, no later than November 5, 1997.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, management of the Company knows of no business to be presented for consideration at the Annual Meeting of Stockholders other than as stated in the Notice of the Annual Meeting of Stockholders.

     In addition to the solicitation of proxies by mail, management and employees of the Company may solicit proxies in person or by telephone, for which they will receive no additional compensation. The Company also retained D.F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies and will pay such firm a fee, estimated not to exceed $8,000 plus reimbursement of reasonable out-of-pocket expenses. Persons holding stock as nominees will, upon request, be reimbursed for their reasonable out-of-pocket expenses in sending soliciting materials to their principals. The cost of solicitation will be borne by the Company.

March 5, 1997

                                                                      APPENDIX A
                                                                      ----------

                                  NORTEK, INC.
                      1997 EQUITY AND CASH INCENTIVE PLAN

1.  PURPOSE

     The purpose of this Equity and Cash Incentive Plan (the "Plan") is to advance the interests of Nortek, Inc. (the "Company") and its subsidiaries by enhancing their ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of the Company's Common Stock and Special Common Stock and cash incentives.

     The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards or Performance Awards, or combinations thereof, all as more fully described below.

2.  ADMINISTRATION

     Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan will be administered by a Committee of the Board designated for such purpose (the "Committee"). The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. During such times as the Company's Common Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), all members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3 promulgated under the 1934 Act and "outside directors" within the meaning of
Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine whether the Award is with respect to the Company's Common Stock, $1.00 par value, or its Special Common Stock, $1.00 par value (together, the "Stock"), or a combination thereof and the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award;
(d) determine the terms and conditions of each Award; (e) waive compliance by a holder of an Award with any obligations to be performed by such holder under an Award and waive any terms or conditions of an Award; (f) amend or cancel an existing Award in whole or in part (and if an award is canceled, grant another Award in its place on such terms and conditions as the Committee shall specify), except that the Committee may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants (as defined below), and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 7.3 or
Section 8.6.

3.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan will become effective on the date on which it is approved by the stockholders of the Company. Awards may be made prior to such stockholder approval if made subject thereto. No Award may be granted under the Plan after March 27, 2007, but Awards previously granted may extend beyond that date.

4.  SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 8.6, the aggregate number of shares of Stock that may be delivered under the Plan will be 450,000. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants.

     Subject to Section 8.6(a), the maximum number of shares of Stock as to which Options or Stock Appreciation Rights may be granted to any Participant in any one calendar year is 250,000, which limitation shall be construed and applied consistently with the rules under Section 162(m) of the Code.

     Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

5.  ELIGIBILITY AND PARTICIPATION

     Each key employee of the Company or any of its subsidiaries (an "Employee") and each other person or entity (including without limitation non-Employee directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, is in a position to make a significant contribution to the success of the Company or its subsidiaries will be eligible to receive Awards under the Plan (each such Employee, person or entity receiving an Award, "a Participant"). A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6.  TYPES OF AWARDS

     6.1.  OPTIONS

     (a) Nature of Options. An Option is an Award giving the recipient the right on exercise thereof to purchase Stock.

     Both "incentive stock options," as defined in Section 422(b) of the Code (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not ISOs, may be granted under the Plan. ISOs shall be awarded only to Employees. An Option awarded under the Plan shall be a non-ISO unless it is expressly designated as an ISO at time of grant.

     (b) Exercise Price. The exercise price of an Option will be determined by the Committee subject to the following:

          (1) The exercise price of an ISO or an Option intended to qualify as performance based compensation under Section 162(m) of the Code shall not be less than 100% of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted.

          (2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

     (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

     (d) Exercise of Options. An Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.

     (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the Committee at or after the grant of the Option or by the instrument evidencing the Option, (i) through the delivery of shares of Stock which have been held for at least six months (unless the Committee approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by any combination of the foregoing permissible forms of payment.

     (f) Discretionary Payments. If (i) the market price of shares of Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2) exceeds the exercise price of the Option at the time of its exercise, and (ii) the person exercising the Option so requests the Committee in writing, the Committee may in its sole discretion cancel the Option and cause the Company to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid.

     6.2.  STOCK APPRECIATION RIGHTS.

     (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right (or "SAR") is an Award entitling the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited) to appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee.

     (b) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

          (1) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, (a) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option; (b) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (c) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (d) the Stock Appreciation Right will be transferable only with the related Option.

          (2) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the Right may be exercised.

     Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

     6.3.  RESTRICTED AND UNRESTRICTED STOCK.

     (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Restricted Stock in such amounts and upon such terms and conditions as the Committee shall determine subject to the restrictions described below.

     (b) Restricted Stock Agreement. The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

     (c) Transferability and Other Restrictions. Except as otherwise provided in this Section 6.3, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee (such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the "Restricted Period"). Except as the Committee may otherwise determine under Section 7.1 or Section 7.2, if a Participant dies or suffers a Status Change (as defined at Section 7.2(a)) for any reason during the Restricted Period, the Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the Participant for such shares; provided, that if no cash was paid by the Participant such shares of Restricted Stock shall be automatically forfeited to the Company.

     During the Restricted Period with respect to any shares of Restricted Stock, the Company shall have the right to retain in the Company's possession the certificate or certificates representing such shares.

     (d) Removal of Restrictions. Except as otherwise provided in this Section 6.3, a share of Restricted Stock covered by a Restricted Stock grant shall become freely transferable by the Participant upon completion of the Restricted Period, including the passage of any applicable period of time and satisfaction of any conditions to vesting. The Committee, in its sole discretion, shall have the right at any time immediately to waive all or any part of the restrictions and conditions with regard to all or any part of the shares held by any Participant.

     (e) Voting Rights, Dividends and Other Distributions. During the Restricted Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares. Except as the Committee shall otherwise determine, any other cash dividends and other distributions paid to Participants with respect to shares of Restricted Stock including any dividends and distributions paid in shares shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

     (f) Other Awards Settled with Restricted Stock. The Committee may, at the time any Award described in this Section 6 is granted, provide that any or all the Stock delivered pursuant to the Award will be Restricted Stock.

     (g) Unrestricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Stock free of restrictions under the Plan in such amounts and upon such terms and conditions as the Committee shall determine.

     (h) Notice of Section 83(b) Election. Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of filing such election with the Internal Revenue Service.

     6.4. DEFERRED STOCK.

     A Deferred Stock Award entitles the recipient to receive shares of Stock to be delivered in the future. Delivery of the Stock will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this Section 6.4 is granted, the Committee may provide that, at the time Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

     6.5. PERFORMANCE AWARDS; PERFORMANCE GOALS.

     (a) Nature of Performance Awards. A Performance Award entitles the recipient to receive, without payment, an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) following the attainment of Performance Goals (as hereinafter defined). Performance Goals may be related to personal performance, corporate performance, departmental performance or any other category of performance established by the Committee. The Committee will determine the Performance Goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

     (b) Other Awards Subject to Performance Condition. The Committee may, at the time any Award described in this Section 6.5 is granted, impose the condition (in addition to any conditions specified or authorized in this Section 6 or any other provision of the Plan) that Performance Goals be met prior to the Participant's realization of any payment or benefit under the Award. Any such Award made subject to the achievement of Performance Goals (other than an Option or SAR) shall be treated as a Performance Award for purposes of Section 6.5(c) below.

     (c) Limitations and Special Rules. In the case of any Performance Award intended to qualify for the performance-based remuneration exception described in Section 162(m)(4)(C) of the Code and the regulations thereunder (an "Exempt Award"), the Committee shall in writing preestablish specific Performance Goals. A Performance Goal must be established prior to passage of 25% of the period of time over which attainment of such goal is to be measured. "Performance Goal" means criteria based upon any one or more of the following (on a consolidated, divisional, subsidiary, line of business or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a Change of Control; or any combination of the foregoing. A Performance

Goal and targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. The maximum Exempt Award payable to any Participant in respect of any such Performance Goal for any year shall not exceed $2,500,000. Payment of Exempt Awards based upon a Performance Goal for calendar years 2003 and thereafter is conditioned upon reapproval by Employer's shareholders no later than Employer's first meeting of shareholders in 2002.

7.  EVENTS AFFECTING OUTSTANDING AWARDS

     7.1. DEATH.

     If a Participant dies, the following will apply:

          (a) All Options and Stock Appreciation Rights held by the Participant immediately prior to death, to the extent then exercisable, may be exercised by the Participant's executor or administrator or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution, at any time within the one year period ending with the first anniversary of the Participant's death (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by a Participant immediately prior to death that are not then exercisable shall terminate at death.

          (b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c).

          (c) Any payment or benefit under a Deferred Stock Award or Performance Award to which the Participant was not irrevocably entitled prior to death will be forfeited and the Award canceled as of the time of death, except as otherwise determined the Committee.

     7.2. TERMINATION OF SERVICE (OTHER THAN BY DEATH).

     If a Participant who is an Employee ceases to be an Employee for any reason other than death or retirement with consent of the Company after attainment of age 65, or if there is a termination (other than by reason of death) of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder (such termination of the employment or other relationship being hereinafter referred to as a "Status Change"), the following will apply:

          (a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of three months (or such longer period as the Committee may determine), and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change (unless otherwise determined by the Committee) or unless the Status Change results from a discharge for cause which in the opinion of the Committee casts such discredit on the Participant as to justify immediate termination of the Award. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies.

          (b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c) above.

          (c) Any payment or benefit under a Deferred Stock Award or Performance Award to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award cancelled as of the date of such Status Change unless otherwise determined by the Committee.

     7.3. CERTAIN CORPORATE TRANSACTIONS.

     Except as otherwise provided by the Committee at the time of grant, in the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company (a "covered transaction"), the following rules shall apply:

          (a) Subject to paragraph (b) below, all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to conditions not yet satisfied or determined) will be forfeited, as of the effective time of the covered transaction, provided that the Committee may in its sole discretion (but subject to Section 7.4), on or prior to the effective date of the covered transaction, (1) make any outstanding Option and Stock Appreciation Right exercisable in full, (2) remove the restrictions from any Restricted Stock,
     (3) cause the Company to make any payment and provide any benefit under any Deferred Stock Award or Performance Award, and (4) remove any performance or other conditions or restrictions on any Award; or

          (b) With respect to an outstanding Award held by a participant who, following the covered transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the covered transaction or an affiliate of such an entity, the Committee may at or prior to the effective time of the covered transaction, in its sole discretion and in lieu of the action described in paragraph (a) above, arrange to have such surviving or acquiring entity or affiliate assume any Award held by such participant outstanding hereunder or grant a replacement award which, in the judgment of the Committee, is substantially equivalent to any Award being replaced.

     7.4. CHANGE OF CONTROL PROVISIONS.

     (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

          (1) Acceleration of Options and SARs. Any Options and SARs outstanding as of the date such Change of Control is determined to have occurred and which are not then exercisable shall become exercisable to the full extent of the original grant, and all shares of Restricted Stock which are not otherwise vested shall vest. Holders of Performance Awards granted hereunder as to which the relevant performance period has not ended as of the date such Change of Control is determined to have occurred shall be entitled at the time of such Change of Control to receive a cash payment per Performance Award equal to the full value of the cash component of such Award (if any) plus the fair market value of shares of Stock included in such Award.

          (2) Restriction on Application of Plan Provisions Applicable in the Event of Termination of Employment. After a Change of Control, Options and SARs shall remain exercisable following a termination of employment other than by reason of death, disability (as determined by the Company) or retirement for seven months following such termination or until expiration of the original terms of the Option or SAR, whichever period is shorter.

          (3) Restriction on Amendment. In connection with or following a Change of Control, neither the Committee nor the Board may impose additional conditions upon exercise or otherwise amend or restrict an Option, SAR, share of Restricted Stock or Performance Award, or amend the terms of the Plan in any manner adverse to the holder thereof, without the written consent of such holder.

     Notwithstanding the foregoing, if any right granted pursuant to this
Section 7.4 would make a Change of Control transaction ineligible for pooling of interests accounting under applicable accounting principles that but for this
Section 7.4 would otherwise be eligible for such accounting treatment, the Committee shall have the authority to substitute stock for the cash which would otherwise be payable pursuant to this Section 7.4 having a fair market value equal to such cash.

     (b) Definition of Change of Control. A "Change of Control" shall be deemed to have occurred if (i) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any employee benefit plan maintained by the Company or any of its subsidiaries or members of the Board on the date the Plan is approved by the stockholders of the Company), including a "group" as defined in Section 13(d)(3) of the 1934 Act, becomes the beneficial owner of Stock representing more than twenty-five percent of the voting power of the Company; (ii) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a majority-owned subsidiary of the Company, to sell or otherwise dispose of all or substantially all of the Company's assets or to liquidate the Company, or
(iii) within any 24 consecutive month period, persons who were members of the Board immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board immediately prior to such 24-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board.

8.  GENERAL PROVISIONS

     8.1. DOCUMENTATION OF AWARDS.

     Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

     8.2. RIGHTS AS A STOCKHOLDER, DIVIDEND EQUIVALENTS.

     Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, only upon the issuance of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

     8.3. CONDITIONS ON DELIVERY OF STOCK.

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange or The Nasdaq National Market, until the shares to be delivered have been listed or authorized to be listed on such exchange or market upon official notice of notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

     8.4.  TAX WITHHOLDING.

     The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

     In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock or removal of restrictions thereon. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Committee may make such share withholding mandatory with respect to any Award at the time such Award is made to a Participant.

     If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to the exercise or with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to provide for withholding under the preceding paragraph of this Section 8.4, if the Committee determines that a withholding responsibility may arise in connection with tax exercise, (b) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code) of Stock received upon exercise, and (c) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

     8.5.  TRANSFERABILITY OF AWARDS.

     Unless otherwise permitted by the Committee, no Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution.

     8.6.  ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

     (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to holders of Stock other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under the first paragraph of Section 4 above and to the limits described in the second paragraph of Section 4 and in Section 6.5(c).

     (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan; provided, that adjustments pursuant to this sentence shall not be made to the extent it would cause any Award intended to be exempt under Section 162(m)(4)(c) of the Code to fail to be so exempt.

     (c) In the case of ISOs, the adjustments described in (a) and (b) will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an ISO) or Section 162(m) of the Code.

     8.7.  EMPLOYMENT RIGHTS, ETC.

     Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company to the Participant.

     8.8.  DEFERRAL OF PAYMENTS.

     The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

     8.9.  PAST SERVICES AS CONSIDERATION.

     Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Committee may determine that such price has been satisfied by past services rendered by the Participant.

9.  EFFECT, AMENDMENT AND TERMINATION

     Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to gram to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

     The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code.

                                                                     APPENDIX B
                                                                     ----------
                                  NORTEK, INC.

                      1997 STOCK OPTION PLAN FOR DIRECTORS

1.  PURPOSE

     The purpose of this 1997 Stock Option Plan for Directors (the "Plan") is to advance the interests of Nortek, Inc. (the "Company") by enhancing the ability of the Company to attract and retain directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions through ownership of shares of the Company's Common Stock, $1.00 par value, or Special Common Stock, $1.00 par value.

2.  ADMINISTRATION

     The Plan shall be administered by the Stock Option Committee (the "Committee") of the Board of Directors (the "Board") of the Company. The Committee shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant options in accordance with the Plan to such directors as are eligible to receive options; (b) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties. Subject to Section 7, the Committee shall also have the authority, both generally and in particular instances, to waive compliance by a director with any obligation to be performed by him or her under an option and to waive any condition or provision of an option.

3.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall become effective on the date on which the Plan is approved by the stockholders of the Company. No option shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but options granted may extend beyond that date.

4.  SHARES SUBJECT TO THE PLAN

     (a) Number of Shares. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan shall be 30,000. If any option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 4(a).

     (b) Shares to Be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so determines, previously issued Stock acquired by the Company and held in treasury. Stock shall be Common Stock or Special Common Stock as determined by the Committee. No fractional shares of Stock shall be delivered under the Plan.

     (c) Changes in Stock. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Stock, the number and kind of shares of stock or securities of the Company to be subject to options then outstanding or to be granted under the Plan, and the option price, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

5.  ELIGIBILITY FOR OPTIONS

     Directors eligible to receive options under the Plan ("Eligible Directors") shall be those directors who are not employees of the Company or its subsidiaries.

6.  TERMS AND CONDITIONS OF OPTIONS

     (a) Formula Options. Eligible Directors who are directors on the date of stockholder approval of the Plan shall be awarded options to purchase up to 200 shares of Stock. Following stockholder approval of the Plan, each newly elected Eligible Director shall be awarded options to purchase up to 200 shares of Stock on the date of his or her first election. In addition, as of the close of business on the day of the final adjournment of each annual meeting of stockholders commencing with the 1998 annual meeting, each Eligible Director (other than an Eligible Director first elected as a director at such meeting) shall be awarded an option covering 200 shares of Stock.

     (b) Discretionary Options. The Committee may also award options to purchase shares of Stock to Eligible Directors on such terms as it may determine not inconsistent with this Plan.

     (c) Exercise Price. The exercise price of each formula option shall be not less than the fair market value per share of the Stock at the time of the grant. For this purpose "fair market value" shall mean the last sale price of the shares of the Company's Common Stock as reported on the New York Stock Exchange on the date of the grant (based on The Wall Street Journal report of composite transactions), or if such stock is no longer listed on such Exchange, it shall have the same meaning as it does in the provisions of the Internal Revenue Code of 1986 (the "Code") and the regulations thereunder applicable to incentive options. The exercise price of each discretionary option shall be as determined by the Committee.

     (d) Duration of options. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date which is ten years from the date the option was granted.

     (e) Exercise of Options.

          (1) Each formula option shall become exercisable in increments of one half of the shares covered thereby on each of the first and second anniversaries of the grant. Each discretionary option shall become exercisable at such time or times as the Committee shall determine.

          (2) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) an option exercise notice and any other documents required by the Committee; and (ii) payment in full in accordance with paragraph (f) below for the number of shares for which the option is exercised.

          (3) If any option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the option has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

          (4) The Company shall have the right to settle any option, and to terminate the rights of the holder thereof, by paying to the option holder the excess (if any) of the fair market value of the Stock at the time of settlement over the purchase price.

     (f) Payment for and Delivery of Stock. Stock purchased under the Plan shall be paid for as follows: (i) in cash (which payment may be made by personal check payable to the order of the Company); (ii) through the delivery of shares of Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price; or (iii) by a combination of cash and Stock as provided in clauses (i) an (ii) above.

     An option holder shall not have the rights of a stockholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

     The Company shall not be obligated to deliver any shares of Stock (i) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with; (ii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance; and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     (g) Transferability of Options. Unless otherwise determined by the Committee, options are transferable at any time by a director.

     (h) Death. If a director dies at a time he or she is entitled to exercise an option, then the portion formerly exercisable by the director may be exercised by the director's executor or administrator, or by the person to whom the option is transferred under the applicable laws of descent and distribution, within three years of the death of the director, subject to earlier termination upon the Final Exercise Date.

     (i) Other Termination of Status of Director. All options that are not then exercisable terminate and are forfeited automatically upon the termination of the director's service with the Company, unless the Committee or the Board of Directors specifies otherwise. Options that are exercisable on the date of termination shall continue to be exercisable until the earlier of (i) the 180th day following the date of termination (or such later date as is determined by the Committee or the Board) or (ii) the Final Exercise Date.

7.  EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

     Neither adoption of the Plan nor the grant of options to a director shall affect the Company's right to grant to such director or any director options that are not subject to the Plan, to issue to such directors Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued, or payments made, to directors.

     The Committee may at any time discontinue granting options under the Plan. The Committee may at any time, or times, amend the Plan for the purpose of satisfying any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of options, provided that (except to the extent expressly required or permitted herein above) no such amendment shall, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the Plan; (b) increase the number of options to be granted to Eligible Directors; (c) amend the definition of Eligible Directors so as to enlarge the group of director eligible to receive options under the Plan; (d) reduce the price at which options may be granted other than as permitted in the Plan; or (e) amend the provisions of this Section 7.

                                                                    APPENDIX C

                       NORTEK, INC. and RICHARD L. BREADY
                              EMPLOYMENT AGREEMENT
                       ----------------------------------

     EMPLOYMENT AGREEMENT, effective as of the dates provided below, between NORTEK, INC., a Delaware corporation (hereinafter called "Employer"), and RICHARD L. BREADY, a resident of Rhode Island (hereinafter called "Employee").

     Employer desires to assure that it will have the benefit of the continued service and experience of Employee who is the chief executive officer of the Employer and an integral part of its management for a period of time and also seeks to assure itself and Employee of the continuity of management of Employer in the event of any actual or threatened change of control of Employer, and Employee is willing to enter into an agreement to such ends upon the terms and conditions set forth in this Agreement. In consideration of the foregoing and the mutual agreements herein contained, the parties mutually agree as follows:


1.   Employment Period and Duties
     ----------------------------

     (a) Commencing from January 1, 1998 and ending, unless sooner terminated pursuant to the provisions hereof, five years from said date or on the expiration date of any extension as provided for herein (hereinafter called the "Employment Period"), Employer shall employ Employee, and Employee shall serve as an employee of Employer.

     (b) During the Employment Period, Employee shall serve as chairman and chief executive officer of Employer, or in such other executive capacity at a similar level of responsibility and with such other duties as the board of directors of Employer and Employee may from time to time mutually determine, and Employee accepts employment on the terms and conditions contained herein and agrees to devote a substantial part of his working time and energies to the business of Employer and to faithfully and diligently perform the customary duties of his office and such other duties, reasonable vacations (of not less than four weeks per year) and time devoted to charitable and community service, and absences due to illness and holidays excepted. Such other duties may include the performance of services for any of Employer's subsidiaries and, without further remuneration (except as otherwise agreed), may also include service as an officer or director of one or more of Employer's subsidiaries. Nothing herein shall prohibit Employee from managing or supervising his personal investments or from devoting attention to his other business interests that do not materially interfere with his obligations to Employer hereunder or compete with Employer or its subsidiaries. In the event that any person ("Person"), as that term is defined or used in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act"), begins a tender or exchange offer, solicits proxies from Employer's security holders or takes other actions to effect a "Change of Control" (as defined in Section 6 hereof), Employee agrees not to voluntarily terminate the Employment Period until such Person has abandoned or terminated such efforts to effect a Change of Control or until a Change of Control has occurred.

     During the Employment Period, Employer shall maintain an appropriately appointed executive office for Employee in Providence, Rhode Island (or at such other location as Employee shall approve) of not less than the size of Employee's current office and associated administrative space from which Employee shall perform his duties and shall provide Employee with executive secretarial and other administrative staff and services suitable to his offices and duties, staffed by persons approved by Employee and with such staff members' salaries and benefits as Employee shall approve.

     (c) The Employment Period shall be extended for an additional year at the end of each year of the Employment Period until such time as Employee or Employer has given written notice to the other that the Employment Period is not to be further extended, such that the Employment Period as so extended shall expire five years after January 1 of the year in which such notice is given.

2.   Compensation
     ------------

     (a) During the Employment Period, Employee shall receive a basic annual salary of not less than $825,000 subject to increase as hereinafter provided (hereinafter called the "Basic Salary"), payable in equal monthly installments on the 15th day of each month.

     (b) During the Employment Period, Basic Salary shall be increased as of the first day of each calendar year commencing January 1, 1999 based upon percentage increases in the Consumer Price Index (the "CPI") as first published in each year by the Bureau of Labor Statistics of the United States Department of Labor for all items for the nation as a whole as compared with the CPI first published for calendar year 1998. In the event that the CPI for any year shall be lower than the CPI for any prior year, there shall be no reduction in Basic Salary.

     (c) In addition to Basic Salary Employee shall be entitled to receive the following incentive compensation ("Incentive Compensation"):

          (i) A payment in cash, stock or a combination thereof, as determined by Employee, based upon the performance goal denominated "Earnings Before Taxes" (as hereinafter defined) for each calendar year during the Employment Period determined as follows:

     Earnings Before Taxes                        Incentive
     Realized in a Calendar Year                  Compensation Payable
     ---------------------------                  --------------------

     Up to $10,000,000                            1% of such amount, plus
     $10,000,000 up to $15,000,000                2% of such amount, plus
     $15,000,000 up to $20,000,000                3% of such amount, plus
     $20,000,000 or more                          4% of such amount

     subject to such maximum for any year of two and one-half times Basic Salary for such year. For purposes of this subsection (c), "Earnings Before Taxes" shall mean the consolidated net earnings of Employer and its subsidiary companies before provision for income taxes, domestic (federal, state and municipal) and foreign. Incentive Compensation payable in respect of such goal for a calendar year shall be paid by the 15th day of March of the next year.

          Payments of Incentive Compensation in stock shall be in shares of Employer's common stock or special common stock as determined by the compensation committee of the board of directors of Employer (the "Committee") with such shares valued at fair market value as determined by the Committee.

          (ii) As soon as practicable after the date hereof, Employer shall make a ten-year loan to Employee in the original principal amount of $3,000,000 bearing interest at the applicable federal long-term rate (determined in accordance with Section 1274 of the Internal Revenue Code of 1986, as amended (the "Code")) payable annually in arrears, and repayable annually as of each anniversary of the making of such loan in equal installments of principal of $300,000 plus accrued interest. If this Agreement is approved by Employer's shareholders as contemplated by Section 16 hereof, payment of each installment of principal and interest will be deferred until determination of Employer's Operating Earnings for the prior fiscal year. If this Agreement is so approved, and if Employee remains in the employ of Employer on the date an installment is due and if Employer has met the goal of Operating Earnings of $35,000,000 or more for the prior year, such installment and accrued interest shall be forgiven; and all remaining installments and accrued interest shall be forgiven in the event of termination of the Employment Period pursuant to Sections 5, 7 or 8 hereof. Such loan shall be evidenced by a promissory note of Employee in the form of Exhibit 1 hereto, with appropriate insertions. For purposes of this subsection (c), "Operating Earnings" shall mean Earnings Before Taxes before provisions for interest income and expense, gain or loss on investments (and marketable securities), gain or loss on businesses sold and before write-up or write-down of assets.

          (iii) Prior to payment of Incentive Compensation, the Committee must certify in writing that either the performance goal Earnings Before Taxes or the Operating Earnings goal has been met.

     (d) Employee shall be eligible to participate in any deferred compensation, supplemental executive retirement, pension or other benefit plan in which executive personnel of Employer are eligible to participate and shall be eligible for discretionary bonuses. In addition, Employee shall be entitled to receive all other benefits or participate in any employee benefit plans generally available to executive personnel of Employer, including without limitation, any hospital, medical, accident, disability, life insurance, and dental coverages, any stock option or savings plans (including, without limitation, the 1997 Equity and Cash Incentive Plan), or any pension or other retirement benefit plans.

     (e) Employer shall promptly reimburse Employee for all business expenses incurred by Employee during the Employment Period; shall promptly pay or reimburse Employee for club and professional association dues, assessments and fees for at least such clubs and associations as Employee was a member of and Employer was making such payments or reimbursements on the date of this Agreement; and shall provide to Employee for his exclusive business and personal use an automobile of his selection, pay all expenses of ownership, operation, repair and maintenance of such vehicle, provide suitable substitute vehicle in the event such automobile is not available for use by Employee for any reason and replace such automobile not less often than biannually with a new vehicle at the option of Employee.

3.   Termination
     -----------

     (a) If Employee dies, the Employment Period or the "Noncompete Period" (as hereinafter defined) shall end and his employment hereunder shall be deemed to cease as of the date of his death.

     (b) If Employee is incapacitated by accident, sickness, or otherwise so as to render him, for a period of 365 consecutive days, mentally or physically incapable of performing the services required of him under this Agreement and, if requested by Employee, the basis for such incapacity is certified by a licensed physician, Employer, acting through its board of directors, may terminate the Employment Period.

     (c) Employee shall have the right to terminate the Employment Period at any time by written notice to the board of directors of Employer.

     (d) Employer, acting through its board of directors, shall have the right to terminate the Employment Period for "cause" (as hereinafter defined), without further obligation hereunder on the part of Employer or Employee except payment to Employee of amounts earned or accrued hereunder to the date of termination, pursuant to the procedures specified in this Section 3(d); provided that the Employment Period shall not be terminated for cause after a Change of Control or if prior to the finding of the board of directors with respect thereto, the Employment Period shall have terminated for any other reason. For purposes of this Agreement, "cause" shall mean: (i) the willful and continued failure of Employee to perform substantially Employee's material duties pursuant to Section 1(b) hereof (other than any such failure resulting from, or contributed to by, incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Employee by the board of directors which notice is adopted at an in-person meeting of the board of directors called and held for such purpose (after reasonable notice is provided to Employee and Employee is given an opportunity, together with counsel, to be heard before the board of directors) and which notice specifically identifies the manner in which Employee has not substantially performed his material duties, or (ii) because of conviction of Employee of a crime involving theft, embezzlement or fraud against Employer or a civil judgment in which Employer is awarded damages from Employee in respect of a claim of loss of funds through fraud or misappropriation by Employee, which in either case has become final and is not subject to further appeal, continued employment of Employee would be demonstrably injurious to Employer. Performance by Employee of his duties under Section 1(b) hereof shall be presumed to be substantially performed, and any act, or failure or act, based upon authority given pursuant to a resolution duly adopted by the board of directors or any committee of the board of directors or based upon the advice of counsel for Employer (including members of its legal staff) or which has been acquiesced in by the board of directors shall be conclusively presumed to be done, or omitted to be done, by Employee consistent with his obligations under Section 1(b) hereof. Termination of the Employment Period for cause shall not occur unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of all of the members of the board of directors excluding Employee at an in-person meeting of the board of directors called and held for such purpose (after notice of not less than 20 business days is provided to Employee and Employee is given an opportunity, together with counsel, to be heard before the board of directors), finding that, in the good faith opinion of the board of directors, termination for cause is justified based solely on information presented at such meeting.

     (e) Employer, acting through its board of directors, shall have the right to terminate Employee without cause, by written notice to Employee, not less than 20 business days in advance of such termination .

     (f) Any amounts due Employee hereunder in the event of termination of the Employment Period shall be considered severance pay in consideration of his past services and in consideration of his continued services from the date hereof, are considered reasonable by Employer and not in the nature of a penalty, shall not be reduced by compensation or income received by Employee from any other employment or other source and shall not be offset by any claims Employer may have against Employee; timely payment of such amounts is further agreed by the parties hereto to be in full satisfaction and compromise of any claims arising out of the performance or nonperformance of this Agreement that either party might have against the other, other than any claims Employee may have under the provisions of Section 11 hereof.

4.   Noncompetition and Confidentiality
     ----------------------------------

     (a) If the Employment Period is terminated by reason of voluntary termination by Employee pursuant to Section 3(c) hereof or by reason of disability of Employee pursuant to Section 3(b) hereof, then Employee agrees that he shall not for a period of five years (the "Noncompete Period") compete with Employer as hereinafter provided, and in consideration of Employee's agreement not to compete during the Noncompete Period, Employer shall pay to Employee a fee, payable in the manner set forth in Section 2 hereof, at the annual rate of (i) 60 percent of the Basic Salary at the date of such termination, plus (ii) 60 percent of the greater of (a) the average of the Incentive Compensation earned pursuant to Section 2(c)(i) (irrespective of any decision to defer any payment with respect thereto) for the preceding three calendar years under this Agreement (or incentive compensation earned under any prior agreement between Employee and Employer relating to employment of Employee by Employer), or (b) Incentive Compensation pursuant to Section 2(c)(i) which would have been payable to Employee for the year in which the Noncompete Period begins as if the Employment Period had not terminated. In the event of a Change of Control occurring during the period beginning 12 months prior to the commencement of the Noncompete Period or at any time during the Noncompete Period, Employee may elect to be paid in cash, within ten days after giving notice of such election to Employer, an amount equal to the balance of the fee payable under this Section 4 for the five-year term of the Noncompete Period, with Incentive Compensation for the purpose of such payment to be calculated on the basis of the average of Incentive Compensation earned for the preceding three calendar years under this Agreement (or any such prior agreement).

     In addition, during the Noncompete Period, Employee shall be entitled to participate at the expense of Employer in all employee benefits generally available to executive personnel of Employer or available to him alone immediately prior to termination of the Employment Period, including without limitation, any hospital, accident, disability, life insurance or dental coverages, provided that participation by Employee in any such plan is not prohibited by the terms of any contract with any provider of services under any such plan or prohibited by the Code or the regulations thereunder or by any other applicable legal requirements governing the qualification or administration of such plans. Employer shall maintain an executive office for Employee within Providence, Rhode Island for Employee's use during the term of the Noncompete Period and shall provide Employee with secretarial and other administrative services, all reasonably suitable to his then current needs and consistent with his former offices and duties during the Employment Period.

     Employee's agreement not to compete with Employer during the Noncompete Period shall be limited to prohibiting Employee from owning a greater than 5% equity interest in, serving as a director, officer, employee or partner of, or being a consultant to or co-venturer with any business enterprise or activity that competes in North America with any line of business conducted by Employer or any of its subsidiaries at the termination of the Employment Period and accounting for more than 5% of Employer's gross revenues for its fiscal year ending immediately prior to the year in which the Employment Period ends. During the Noncompete Period, Employee agrees that he will not hire or attempt to hire any person employed by Employer or any of its subsidiaries during the 24 month period prior to the termination of the Employment Period, assist such a hiring by any other person or entity, encourage any such employee to terminate his relationship with Employer (or any such subsidiary) or solicit or encourage any customer or vendor of Employer to terminate its relationship with Employer.


     (b) Employee shall hold in a fiduciary capacity for the benefit of Employer all secret or confidential information, knowledge or data relating to Employer or any of its subsidiaries, and their respective businesses, which shall have been obtained by Employee during Employee's employment by Employer and which shall not be or become public knowledge (other than by acts by Employee or representatives of Employee in violation of this Agreement). After termination of Employee's employment with Employer, Employee shall not, without the prior written consent of Employer or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than Employer and those designated by it.

5.   Severance Pay--Termination by Employer
     --------------------------------------

     If the Employment Period shall terminate by reason of Employer's exercise of its right under Section 3(e) to terminate without cause or in the event Employee elects to terminate the Employment Period for "good reason" (as hereinafter defined), Employer shall thereafter be obligated to pay and Employee shall be entitled to receive as severance pay hereunder, for a period of five years beginning as of the first day following such termination, an amount for each year, payable in the manner set forth in Section 2 hereof, equal to (i) 70 percent of the Basic Salary as of the date of such termination, plus (ii) 70 percent of the greater of (a) the average of the Incentive Compensation earned pursuant to Section 2(c)(i) (irrespective of any decision to defer any payment with respect thereto) for the preceding three calendar years under this Agreement (or incentive compensation earned under any prior agreement between Employee and Employer relating to employment of Employee by Employer), or (b) Incentive Compensation pursuant to Section 2(c)(i) which would have been payable to Employee for the year in which termination occurs as if the Employment Period had not terminated. If there shall have occurred a Change of Control within the 24 months preceding such a termination of the Employment Period or during the 12 months following such a termination of the Employment Period, Employee may elect to be paid in cash, within ten days after giving notice of such election to Employer, an amount equal to the balance of severance pay to Employee under this
Section 5 with Incentive Compensation for the purpose of such payment to be calculated on the basis of the average of the Incentive Compensation earned pursuant to Section 2(c)(i) for the preceding three calendar years under this Agreement as if the Employment Period had not terminated (or incentive compensation earned under any such prior agreement).

     For purposes of this Agreement, "good reason" shall mean:

          (i) any reduction of, or failure to pay, Employee's Basic Salary or Incentive Compensation as described in Section 2(a), (b) and (c) hereof;

          (ii) any failure to provide the benefits or payments required by Sections 2(d) and (e), 9, 10, 11 and 12 hereof;

          (iii) assignment to Employee of any duties inconsistent in any respect with his position (including status, offices and titles), authority, duties or responsibilities as contemplated by Section 1(b) above or any other action by Employer which results in a diminution of such position, authority, duties or responsibilities;

          (iv) failure after a Change of Control to comply with and satisfy
     Section 6(b) hereof;

          (v) relocation of Employer's principal executive offices, or any event that causes Employee to have his principal place of work changed, to any location outside Providence, Rhode Island;

          (vi) any requirement by Employer that Employee travel away from his office in the course of his duties significantly more than the number of consecutive days or aggregate days in any calendar year than was required of him prior to the date of this Agreement; and

          (vii) without limiting the generality or effect of the foregoing, any other material breach of this Agreement by Employer or any successor thereto or transferee of substantially all the assets thereof.

For purposes of this agreement, any good faith determination of good reason made by Employee shall be conclusive.

     In the event of such a termination of the Employment Period, Employee shall continue for a period of 60 months after termination of the Employment Period to be covered at the expense of Employer by the same or equivalent hospital, medical, accident, disability and life insurance coverages as he was covered immediately prior to termination of the Employment Period; provided, however, that Employee may elect to be paid in cash, within 15 days after termination of the Employment Period, an amount equal to Employer's cost of providing such coverages during such period.

6.   Change of Control
     -----------------

     (a) For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if and when:

          (i) Employer ceases to be a publicly owned corporation having at least 500 stockholders; or

          (ii) There occurs any event or series of events that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, in a Form 8-K filed under the Exchange Act or in any other filing by Employer with the Securities and Exchange Commission; or

          (iii) Employer executes an agreement of acquisition, merger, or consolidation which contemplates that after the effective date provided for in the agreement, all or substantially all of the business and/or assets of Employer shall be controlled by another Person; provided, however, for purposes of this clause (iii) that (x) if such an agreement requires as a condition precedent approval by Employer's shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured and, (y) if the voting shareholders of such other Person shall, immediately after such effective date, be substantially the same as the voting shareholders of Employer immediately prior to such effective date, the execution of such agreement shall not, by itself, constitute a "Change of Control"; or

          (iv) Any Person which does not include Employee becomes the beneficial owner, directly or indirectly (either as a result of the acquisition of securities or as the result of an arrangement or understanding, including the holding of proxies, with or among security holders), of securities of Employer representing 25% or more of the votes that could then be cast in an election for members of Employer's board of directors unless within 15 days of being advised that such ownership level has been reached, Employer's board of directors adopts a resolution approving the acquisition of that level of securities ownership by such Person; or

          (v) During any period of 24 consecutive months, commencing after the effective date of this Agreement, individuals who at the beginning of such 24-month period were directors of Employer shall cease to constitute at least a majority of Employer's board of directors, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two thirds of
     (x) the directors then in office who were directors at the beginning of the 24-month period, or (y) the directors specified in clause (x) plus directors whose election has been so approved by directors specified in clause (x).

     (b) If Employer is at any time before or after a Change of Control merged with or consolidated into or with any other Person (whether or not Employer is the surviving entity), or if substantially all of the assets of Employer are transferred to another Person, the Person resulting from such merger or consolidation, or the acquirer of such assets, shall (by agreement in form and substance satisfactory to Employee) expressly assume the obligations of Employer under this Agreement. In any event, however, the provisions of this Agreement shall be binding upon and inure to the benefit of the Person resulting from such merger or consolidation or the acquirer of such assets, and this Section 6(b) will apply in the event of any subsequent merger or consolidation or transfer of assets. In the event of any such merger, consolidation or sale of assets, nothing contained in this Agreement will detract from or otherwise limit Employee's right to or privilege of participation in any stock option or purchase plan or any bonus, profit sharing, pension, group insurance, hospitalization or other incentive or benefit plan or arrangement which may be or become applicable to executives of the Person from such merger or consolidation or acquiring such assets of Employer. In the event of any such merger, consolidation or sale of assets, references to Employer in this Agreement shall unless the context suggests otherwise be deemed to include the Person resulting from such merger or consolidation or acquiring of such assets of Employer.

7.   Death Benefit
     -------------

     If the Employment Period or the Noncompete Period shall terminate by reason of Employee's death, his estate or designated beneficiary shall thereafter be entitled to receive from Employer a death benefit (i) in the case of such a termination of the Employment Period, for a period of five years beginning as of the first day following his death, in an amount equal to 60 percent of the Basic Salary as of the date of his death, plus 60 percent of the greater of (a) the average of the Incentive Compensation earned pursuant to Section 2(c)(i) (irrespective of any decision to defer any payment with respect thereto) for the preceding three calendar years under this Agreement (or incentive compensation earned under any prior agreement between Employee and Employer relating to employment of Employee by Employer), or (b) Incentive Compensation pursuant to
Section 2(c)(i) which would be payable to Employee if the Employment Period had not terminated, such death benefit shall be payable in the manner set forth in
Section 2 hereof; or (ii) in the case of such a termination of the Noncompete Period, for the remainder of the Noncompete Period, an amount equal to the annual rate of the fee payable to Employee at the date of such termination; such death benefit shall be payable in the manner set forth in Section 2 hereof.

8.   Disability Benefit
     ------------------

     If the Employment Period shall terminate by reason of Employee's physical or mental disability, Employee, or in the event of his death, his estate, shall thereafter be entitled to receive from Employer: (i) for a period of five years commencing from the date of such termination, a disability benefit in an amount equal to 60 percent of the Basic Salary as of the date of such termination, plus 60 percent of the greater of (a) the average of the Incentive

Compensation earned pursuant to Section 2(c)(i) (irrespective of any decision to defer any payment with respect thereto) for preceding three calendar years under this Agreement (or incentive compensation earned under any prior agreement between Employee and Employer relating to employment of Employee by Employer), or (b) Incentive Compensation pursuant to Section 2(c)(i) which would be payable to Employee if the Employment Period had not terminated, payable in the manner set forth in Section 2 hereof; and (ii) for what would have been the duration of the Employment Period without such termination unless Employee should earlier die, Employer will not terminate the Insurance Agreements (as defined in Section 10 hereof).

9.   Deferred Compensation
     ---------------------

     Employee may defer receipt of all or any part of the Incentive Compensation pursuant to Section 2(c)(i) otherwise due him under this Agreement in respect of any year of the Employment Period, provided that prior to the end of such year for which such Incentive Compensation would otherwise be payable, Employee notifies Employer of his irrevocable election to so defer such receipt, stating in such notice the period during which such receipt is to be deferred and the period over which such Incentive Compensation is to be paid once such deferral has terminated. Any such deferred Incentive Compensation shall be a general unsecured obligation of Employer to Employee and shall bear interest at the interest rate per annum announced and made effective from time to time by Fleet National Bank (or its successor) as its prime rate (the "Rate") which shall accrue and be paid in equal monthly increments over the period the Incentive Compensation to which it relates is to be paid with the unpaid amount of such Incentive Compensation and unpaid interest to bear interest at the Rate which shall be paid in arrears as each such installment of deferred Incentive Compensation is payable.

10.  Split Dollar Life Insurance
     ---------------------------

     Employer and Employee or a trust established by him have entered into the split dollar life insurance agreements listed on Schedule 1 hereto (the "Insurance Agreements"). In the event of a Change of Control during the Employment Period or the Noncompete Period, Employer agrees not to terminate any of the Insurance Agreements until the Employment Period or the Noncompete Period, as the case may be, would have terminated, provided that in such event Employer's obligation to pay premiums pursuant to the Insurance Agreements shall be limited to applying the cash value of the policies (including accumulated dividends and the value of any paid-up additions) to premium payments. If in such event such cash value is insufficient to pay all required premiums, Employer shall consult with Employee and apply cash value to payment of premiums as directed by Employee. As to policies where such premiums are not to be paid by the application of cash value, at the election of Employee Employer will either permit Employee to pay premiums to the extent not paid from the application of cash value or transfer such policies to Employee, conditioned upon Employee's executing any additional instruments reasonably necessary to preserve Employer's rights under the Insurance Agreements.

11.  Gross-up Payment
     ----------------

     In the event that it is determined that any payment or benefit provided by Employer to or for the benefit of Employee, either under this Agreement or otherwise, will be subject to the excise tax imposed by section 4999 of the Code or any successor provision ("section 4999"), Employer will, prior to the date on which any amount of the excise tax must be paid or withheld, make an additional lump-sum payment (the "gross-up payment") to Employee. The gross-up payment will be sufficient, after giving effect to all federal, state and other taxes and charges (including interest and penalties, if any) with respect to the gross-up payment, to make Employee whole for all taxes (including withholding taxes) and any associated interest and penalties, imposed under or as a result of section 4999.

     Determinations under this Section 11 will be made by Arthur Anderson LLP unless Employee has reasonable objections to the use of that firm, in which case the determinations will be made by a comparable firm chosen by Employee after consultation with Employer (the firm making the determinations to be referred to as the "Firm"). The determinations of the Firm will be binding upon Employer and Employee except as the determinations are established in resolution (including by settlement) of a controversy with the Internal Revenue Service to have been incorrect. All fees and expenses of the Firm will be paid by Employer.

     If the Internal Revenue Service asserts a claim that, if successful, would require Employer to make a gross-up payment or an additional gross-up payment, Employer and Employee will cooperate fully in resolving the controversy with the Internal Revenue Service. Employer will make or advance such gross-up payments as are necessary to prevent Employee from having to bear the cost of payments made to the Internal Revenue Service in the course of, or as a result of, the controversy. The Firm will determine the amount of such gross-up payments or advances and will determine after resolution of the controversy whether any advances must be returned by Employee to Employer. Employer will bear all expenses of the controversy and will gross Employee up for any additional taxes that may be imposed upon Employee as a result of its payment of such expenses.

12.  Indemnification
     ---------------

     Anything in this Agreement to the contrary notwithstanding, Employer agrees to pay all costs and expenses incurred by Employee in connection with the enforcement of this Agreement and will indemnify and hold harmless Employee from and against any damages, liabilities and expenses (including without limitation fees and expenses of counsel) incurred by Employee in connection with any litigation or threatened litigation, including any regulatory proceedings, arising out of the making, performance or enforcement of this Agreement or termination of the Employment Period.

13.  Notices
     -------

     All notices or other communications given hereunder shall be in writing and shall be deemed to have been duly given if mailed by certified mail or hand delivered, if to Employer, at 50 Kennedy Plaza, Providence, Rhode Island 02903-2360, or at such other address as Employer shall have furnished to Employee in writing, or if to Employee, at 166 President Avenue, Providence, Rhode Island 02906, or at such other address as Employee shall have furnished to Employer in writing.

14.  Governing Law
     -------------

     This Agreement shall be governed by the laws of the State of Rhode Island and Providence Plantations.

15.  Severability
     ------------

     The provisions of this Agreement are severable, and in the event that any one or more paragraphs are deemed illegal or unenforceable, the remaining paragraphs shall remain in full force and effect.

16.  Shareholder Approval/Prior Agreements
     -------------------------------------

     This Agreement shall be submitted to Employer's shareholders for approval at Employer's next annual meeting of shareholders occurring after the date hereof. In the event this Agreement is so approved by Employer's shareholders, this Agreement together with the employment agreement dated as of January 1, 1984 between Employer and Employee, as amended (the "1984 Agreement"), will constitute the entire agreement between Employee and Employer, and as of January 1, 1998 this Agreement will supersede all prior negotiations and written or oral agreements with respect to the full time employment of Employee by Employer, except that no rights arising under the 1984 Agreement prior to January 1, 1998, including without limitation the right of Employee to incentive compensation or other compensation or benefits under the 1984 Agreement, shall be affected hereby. In the event this Agreement is not so approved, the 1984 Agreement shall continue in effect. No changes, alterations or modifications hereof may be made, except by a writing signed by each of the parties hereto.

17.  Assignment
     ----------

     This agreement is personal to Employee and without the prior written consent of Employer shall not be assignable by Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Employer's legal representative. This Agreement shall inure to the benefit of and be binding upon Employer and its successors and assigns.

18.  Counterpart
     -----------

     This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of February 26, 1997.

ATTEST:                                    NORTEK, INC.


/s/ Kevin W. Donnelly                     By /s/ Richard J. Harris
------------------------                     -----------------------------------
       Secretary                             Richard J. Harris
                                             Vice President and Treasurer


WITNESS:

/s/ William I. Kelly                       /s/ Richard L. Bready
------------------------                   -------------------------------------
                                           Richard L. Bready, Employee

COMMON STOCK                      NORTEK, INC.                      COMMON STOCK

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 27, 1997

The undersigned hereby appoints Richard L. Bready, Richard J. Harris and Kevin
W. Donnelly, or any of them, proxies with power of substitution to each, to vote at the Annual Meeting of Stockholders of Nortek, Inc., to be held on March 27, 1997 at the Broan Mfg. Co., Inc. facility, 926 West State Street, Hartford, Wisconsin, at 11:00 a.m., local time, or at any adjournment or postponement thereof, all of the shares of Common Stock, par value $1 per share of Nortek, Inc. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 (ELECTION OF DIRECTOR), PROPOSAL 2 (APPROVAL OF 1997 EQUITY AND CASH INCENTIVE PLAN). PROPOSAL 3 (APPROVAL OF 1997 STOCK OPTION PLAN FOR DIRECTORS) AND PROPOSAL 4 (APPROVAL OF EMPLOYMENT AGREEMENT WITH RICHARD L. BREADY).

--------------------------------------------------------------------------------
                   PLEASE VOTE, DATE, AND SIGN ON REVERSE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

   NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                       ---------------------------------
                                  NORTEK, INC.
                       ---------------------------------
                                  COMMON STOCK

               RECORD DATE SHARES:


                                                    ----------------------------
Please be sure to sign and date this Proxy.             Date
--------------------------------------------------------------------------------


--------- Stockholder sign here-------------------Co-owner sign here------------





THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE FOLLOWING PROPOSALS:
       ---

                                                             For        Withheld
1. Election of Director. (Election of one director by        / /          / /
   holders of Common Stock, voting as a class).

                         Richard J. Harris

                                                For        Against      Abstain
2. To approve the Company's 1997 Equity and     / /          / /          / /
   Cash Incentive Plan.

3. To approve the Company's 1997 Stock          / /          / /          / /
   Option Plan for Directors.

4. To approve the employment agreement          / /          / /          / /
   between the Company and Richard
   L. Bready.

5. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.


   Mark box at right if an address change has been noted on the   / /
   reverse side of this card.

DETACH CARD                                                        DETACH CARD

SPECIAL COMMON STOCK              NORTEK, INC.              SPECIAL COMMON STOCK

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 27, 1997

The undersigned hereby appoints Richard L. Bready, Richard J. Harris and Kevin
W. Donnelly, or any of them, proxies with power of substitution to each, to vote at the Annual Meeting of Stockholders of Nortek, Inc., to be held on March 27, 1997 at the Broan Mfg. Co., Inc. facility, 926 West State Street, Hartford, Wisconsin, at 11:00 a.m., local time, or at any adjournment or postponement thereof, all of the shares of Special Common Stock, par value $1 per share of Nortek, Inc. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 (APPROVAL OF 1997 EQUITY AND CASH INCENTIVE PLAN). PROPOSAL 3 (APPROVAL OF 1997 STOCK OPTION PLAN FOR DIRECTORS) AND PROPOSAL 4 (APPROVAL OF EMPLOYMENT AGREEMENT WITH RICHARD L. BREADY).

--------------------------------------------------------------------------------
                   PLEASE VOTE, DATE, AND SIGN ON REVERSE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

   NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE



                       ---------------------------------
                                  NORTEK, INC.
                       ---------------------------------
                              SPECIAL COMMON STOCK

               RECORD DATE SHARES:


                                                    ----------------------------
Please be sure to sign and date this Proxy.             Date
--------------------------------------------------------------------------------


--------- Stockholder sign here-------------------Co-owner sign here------------





THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE FOLLOWING PROPOSALS:
       ---

                                                For        Against      Abstain
2. To approve the Company's 1997 Equity and     / /          / /          / /
   Cash Incentive Plan.

3. To approve the Company's 1997 Stock          / /          / /          / /
   Option Plan for Directors.

4. To approve the employment agreement          / /          / /          / /
   between the Company and Richard
   L. Bready.

5. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.


   Mark box at right if an address change has been noted on the   / /
   reverse side of this card.


DETACH CARD                                                        DETACH CARD